UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2010

INFINERA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33486	77-0560433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

169 Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 25, 2010, Duston Williams, the Chief Financial Officer of Infinera Corporation (the “Company”) announced his plan to resign from this position with the Company effective June 26, 2010. The text of the Company’s press release related to this announcement is set forth as Exhibit 99.1 to this Report and is incorporated by reference into this item.

Mr. Williams will remain the Chief Financial Officer of the Company until June 26, 2010 and will continue to receive the same base salary, fringe benefits and equity vesting that he currently receives. Mr. Williams will continue to report to the Company’s President and Chief Executive Officer.

Mr. Williams and the Company have signed a consulting agreement, dated January 26, 2010, pursuant to which Mr. Williams will remain a consultant to the Company from June 26, 2010 until April 1, 2011. In exchange for providing these consulting services to the Company, Mr. Williams will receive the following compensation: (a) he shall continue to vest in the grant of 170,000 restricted stock units that were granted to him on August 10, 2009, which shall vest and be settled in full no later than March 15, 2011; (b) he shall be paid under the Company’s 2010 Bonus Plan at 100% of the pro-rated amount for the actual performance for the Company for the six months from January 1, 2010 through June 26, 2010, and (c) provided he remains a qualified beneficiary, if he timely elects continuation of COBRA coverage, the Company will reimburse the COBRA premiums for continued health (i.e., medical, dental, and vision) coverage for him and his eligible dependants for a period commencing on July 1, 2010 (the “COBRA Commencement Date”), and ending on the earlier to occur of (x) six (6) months following the COBRA Commencement Date and (y) the date upon which Mr. Williams becomes eligible to be covered under another health insurance plan by a subsequent employer. Except for the grant of restricted stock units described above, Mr. Williams shall not vest in any other equity awards after June 26, 2010.

The foregoing summary of the consulting agreement does not purport to be complete and is qualified in its entirety by reference to the consulting agreement, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

(c) The Company also announced that Ita Brennan will take over as the new Chief Financial Officer of the Company, effective June 26, 2010. Ms. Brennan is 43 years old and is the Company’s current VP and Corporate Controller. She joined the Infinera finance organization four years ago from Maxtor Corporation and she has held an increasing set of responsibilities since that time. From August 2004 until September 2006 Ms. Brennan served as the V.P. of Finance at Maxtor Corp. Inc., and from 1997 until 2004 served as European Finance and Operations Director of Maxtor Ireland Ltd. Ms. Brennan became a member of the Institute of Chartered Accountants in 1990. Ms. Brennan has no family relationships with any current or nominated director or with any executive officer.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated January 25, 2010

99.2	Consulting Agreement, dated January 26, 2005 by and between the Company and Duston M. Williams.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

By:	/s/ MICHAEL O. MCCARTHY III
Michael O. McCarthy III
Chief Legal Officer

Date: January 26, 2010

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